Exhibit 3.2.98

THE INTERNATIONAL VAUDEVILLE COMPANY

CERTIFICATE OF INCORPORATION.

————-o0o————

ARTICLE I. The corporate name is THE INTERNATIONAL VAUDEVILLE COMPANY.

ARTICLE I. The purposes for which the corporation is formed are:- To erect, maintain, operate amusement enterprises.

To purchase or otherwise acquire, sell, dispose of and deal in real and personal property of all kinds, except bills of exchange and gold and silver bullion, and in particular, lands, buildings, business concerns and undertakings, mortgages, shares, stocks, debentures, securities, concessions, produce, policies, book debts and claims, and any interest in real or personal property, and any claims against such property, or against any person or company, and to carry on any business, concern or undertaking so acquired; provided such business is not of the nature which can be carried on only by corporations organized under the banking, the insurance, the railroad and the transportation corporation laws.

To enter into, make, perform and carry out contracts of every kind which a corporation organized under the business corporations law may enter into, and for any lawful purpose with any firm, person, association or corporation.

To issue bonds, debentures or obligations of the company from time to time, for any of the objects or purposes of the company, and to secure the same by mortgage, pledge, deed of trust or otherwise.

To acquire, hold, use, sell, assign, lease, grant, licenses in respect of, mortgage, or otherwise dispose of letters patent of the United States, or any foreign country, patents, patent rights, licenses and privileges, inventions, improvements and processes, trademarks and trade names, relating to or useful in connection with any business of the corporation.

To purchase, hold and re-issue the shares of its capital stock in the manner and to the extent permitted by the laws of New York.

To conduct and transact business in any of the States, territories, colonies or dependencies of the United States, and in any and all foreign countries; to have one or more offices therein, and therein to hold, purchase, mortgage and convey real and personal property, without limit as to amount, but always subject to local laws.

The foregoing clauses shall be construed both as objects and powers; and it is hereby provided that the foregoing enumeration of specific powers shall not be held to limit or restrict in any manner the powers of the corporation.

In general, to carry on any other business of the same general nature, in connection with the foregoing, whether manufacturing or otherwise, and to have, and to exercise all the powers conferred by the laws of New York upon corporations formed under the act hereinafter referred to.

ARTICLE III. The amount of the capital stock is Fifty thousand dollars ($50,000.00) divided into five hundred (500) shares of the par value of One hundred dollars ($100.00) each.

The amount of capital with which the corporation will begin business is Five hundred dollars ($500.00).

ARTICLE IV. In furtherance and not in limitation of the powers conferred by statute, the Board of Directors are expressly authorized:-

To make, alter amend and rescind the by-laws of the company, and to fix the times for the declaration and payment of dividends, and subject to the provisions of the statute to authorize and cause to be executed, mortgages and liens upon the real and personal property of the company.

By a resolution passed by a majority of the whole Board, under suitable provision of the by-laws, to designate two or more of their number to constitute an executive committee, which committee shall for the time being, as provided in said resolution, or in the by-laws, have and exercise any or all the powers of the Board of Directors, which may be lawfully delegated in the management of the business and affairs of the company.

The company may use and apply its surplus earnings or accumulated profits to the purchase or acquisition of property and to the purchase or acquisition of its own capital stock from time to time, to such extent and in such manner, and upon such terms as its Board of Directors shall determine; and neither the property nor the capital stock so purchased and acquired shall be regarded as profits for the purpose of declaration or payment of dividends, unless otherwise determined by the Board of Directors, or a majority there of.

Subject to the foregoing provisions, the by-laws may prescribe the number of directors to constitute a quorum at their meetings, and such number may be less than a majority of the whole number.

The company reserves the right to amend, alter, change, or repeal any provision contained in this certificate in the manner now or hereafter prescribed by statute for the amendment of the certificate of incorporation.

ARTICLE V. The principal business office of the company is to be located in Port Iwen, Town of Esopus, County of Ulster and State of New York.

ARTICLE VI. The duration of the corporation is to be perpetual.

ARTICLE VII. The number of its directors is to be five. The directors need not be stockholders unless the by-laws of the corporation shall so require.

ARTICLE VIII. The directors for the first year are as follows:-

Name.	Post office Address
Harry Harris,	299 Broadway, Borough of Manhattan, New York City.

Clifford G. Ludvigh,	27 Pine Street, Borough of Manhattan, New York City.

Morris Dusseldorf,	299 Broadway, Borough of Manhattan, New York City.

Julius Mandelbaum	299 Broadway, Borough of Manhattan, New York City.

Charles W. Cessna	Cadillac Hotel, Borough of Manhattan, New York City.

Pursuant to the Business Corporations Law of the State of New York, the undersigned persons of full age, all of whom are citizens of the United States and at least one of whom is a resident of the State of New York, for the purpose of forming a corporation provided for by said act, have made and signed this certificate of incorporation, and severally agree to make the number of shares of stock in said corporation set opposite their respective signatures.

Name.	Post Office Address.	No. of shares.
Harry Harris,	299 Broadway, Borough of Manhattan, New York City.	2

Morris Dusseldorf,	299 Broadway, Borough of Manhattan, New York City.	2

Julius Mandelbaum	299 Broadway, Borough of Manhattan, New York City.	1

STATE OF NEW YORK, COUNTY OF NEW YORK, SS:-

On this 15th day of March, 1906, before me personally came Harry Harris, Morris Dusseldorf and Julius Mandelbaum, to me known and known to me to be the individuals described in and who executed the foregoing instrument, and they severally duly acknowledge to me that they executed the same.

/s/ Illegible

CERTIFICATE OF AMENDMENT

OF CERTIFICATE OF INCORPORATION OF

THE INTERNATIONAL VAUDEVILLE COMPANY

PURSUANT TO SECTION 36 OF THE STOCK CORPORATION LAW

WE, the undersigned, being the holders of record of all the outstanding shares of International Vaudeville Company entitled to vote on a change in the number of directors, do hereby certify as follows:

1. The name of the corporation is THE INTERNATIONAL VAUDEVILLE COMPANY.

2. The Certificate of Incorporation was filed in the office of the Secretary of State on the 17th day of March, 1906.

3. The Certificate of Incorporation of this corporation is hereby amended, as authorized in subdivision 2 of Section 35 of the Stock Corporation Law to change the number of directors to not less than four nor more than eight.

4. To accomplish such increase in the number of directors, Article II, Subdivision 1 of the Certificate of Incorporation of this corporation is hereby amended to read as follows:

“The number of directors of the corporation shall not be less than four nor more than eight.”

IN WITNESS WHEREOF we have made and subscribed this Certificate this 30th day of June 1954.

LOEW’S INCORPORATED

[SEAL]	BY	/s/ Illegible
Vice President

STATE OF NEW YORK	)
	)	SS.:
COUNTY OF NEW YORK	)

On this 30th day of June 1954, before me personally came JOSEPH R. VOGEL, to me known, who, being by me duly sworn, did depose and say that he resides at No. 888 Park Avenue, New York City; that he is the Vice President of Loew’s Incorporated, the corporation described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the Board of Directors of said corporation; and that he signed his name thereto by like order.

/s/ MORRIS SHER
MORRIS SHER
Notary Public, State of New York No. 24-8964200, Qualified in Kings Co. Cert. Filed in New York County Commission Expires March 30, 1956

STATE OF NEW YORK	)
	)	SS.:
COUNTY OF NEW YORK	)

LEOPOLD FRIEDMAN being duly sworn deposes and says:

That he is the Secretary of International Vaudeville Company; that the persons who executed the foregoing Certificate of Increase of the number of directors of The International Vaudeville Company constitute the holders of record of all outstanding shares of said corporation entitled to vote with relation to the proceedings provided for in the Certificate.

Subscribed and sworn to before me this 30th day of June 1954.

/s/ MORRIS SHER	/s/ Illegible
MORRIS SHER
Notary Public, State of New York No. 24-8964200, Qualified in Kings Co. Cert. Filed in New York County Commission Expires March 30, 1956

CERTIFICATE OF AMENDMENT

OF CERTIFICATE OF INCORPORATION OF

THE INTERNATIONAL VAUDEVILLE COMPANY

PURSUANT TO SECTION 36 OF THE STOCK CORPORATION LAW

THE UNDERSIGNED, holder of record of all of the outstanding shares of THE INTERNATIONAL VAUDEVILLE COMPANY entitled to vote with relation to the proceedings provided for in this Certificate, does hereby certify as follows:

1. The name of the corporation is THE INTERNATIONAL VAUDEVILLE COMPANY.

2. The Certificate of Incorporation of said corporation was filed in the office of the Secretary of State on the 17th day of March , 1906.

3. The Certificate of Incorporation is hereby amended to effect a change authorized in subdivision 2 of Section 35 of the Stock Corporation Law, to wit: to provide that the number of directors shall not be less than three nor more than ten.

4. To accomplish the amendment, the provision of the Certificate of Incorporation, as amended by a Certificate of Amendment filed on the 24th day of August, 1954, fixing the number of directors, is hereby further amended to read as follows:

“The number of directors of the corporation shall not be less than three nor more than ten.”

IN WITNESS WHEREOF, the undersigned has subscribed and acknowledged this Certificate this 5th day of April, 1957.

LOEW’S INCORPORATED

BY:	/s/ CHARLES C. MOSKOWITZ
Charles C. Moskowitz, Vice-Pres.

[SEAL]

STATE OF NEW YORK	)
COUNTY OF NEW YORK	)	SS:

On this 5th day of April, 1957, before me personally came CHARLES C. MOSKOWITZ to me known, who being by me duly sworn, did depose and say that he resides at 8245 Beverly Road, Kew Gardens, L.I.,N.Y.; that he is the Vice-President of LOEW’S INCORPORATED, the corporation described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the Board of Directors of said corporation; that he signed his name thereto by like order.

/s/ THOMAS BRESS
THOMAS BRESS
NOTARY PUBLIC STATE OF NEW YORK NO. 30-0410200 TERM EXPIRES MARCH 30, 1959

STATE OF NEW YORK	)
COUNTY OF NEW YORK	)	SS:

ARCHIE WELTMAN being duly sworn, deposes and says:

That he is the Secretary of THE INTERNATIONAL VAUDEVILLE COMPANY; that LOEW’S INCORPORATED which executed the foregoing Certificate of Amendment is the holder of record of all outstanding shares of THE INTERNATIONAL VAUDEVILLE COMPANY entitled to vote with relation to the proceedings provided for in said Certificate.

/s/ ARCHIE WELTMAN
ARCHIE WELTMAN

Subscribed and sworn to before me this 5th day of April, 1957.

/s/ THOMAS BRESS
THOMAS BRESS
NOTARY PUBLIC, STATE OF NEW YORK NO. 30-0410200 TERM EXPIRES MARCH 30, 1959

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

THE INTERNATIONAL VAUDEVILLE COMPANY

UNDER SECTION 805 OF THE BUSINESS CORPORATION LAW

* * * * *

WE, THE UNDERSIGNED, the President and Secretary, respectively, of THE INTERNATIONAL VAUDEVILLE COMPANY, hereby certify:

1. The name of the corporation is THE INTERNATIONAL VAUDEVILLE COMPANY.

2. The certificate of its incorporation was filed by the Department of State on March 17, 1906.

3. The certificate of incorporation is amended:

(a)	To change the corporate name. Article 1 of the certificate is amended to read:

“Article 1- The name of the corporation is LOEW’S CALIFORNIA THEATRES, INC.”

4. The amendment was authorized in the following manner:

By the unanimous written consent of all the shareholders.

IN WITNESS WHEREOF, we have signed this Certificate on the 16th day of May, 1967.

PRESTON R. TISCH, President	/s/ PRESTON R. TISCH

LESTER POLLACK, Secretary	/s/ LESTER POLLACK

LESTER POLLACK, Secretary of LOEW’S THEATRE & REALTY CORPORATION, a corporation duly organized under the Laws of the State of Delaware and authorized to transact business as a foreign corporation under the Laws of the State of New York, does hereby certify that the following is a true and correct copy of Resolutions of the Board of Directors of said corporation adopted at a Special Meeting held on the 16th day of May, 1967:

RESOLVED, that this corporation give its unqualified consent to the use of the name LOEW’S CALIFORNIA THEATRES, INC. By THE INTERNATIONAL VAUDEVILLE COMPANY, a corporation organized under the Laws of the State of New York and about to change its name to LOEW’S CALIFORNIA THEATRES, INC.

FURTHER RESOLVED, that in the opinion and judgment of the Board of Directors of this corporation, the name LOEW’S CALIFORNIA THEATRES, INC. is not so similar to the name of this corporation as to tend to confuse or deceive.

/s/ LESTER POLLACK
LESTER POLLACK, Secretary of LOEW’S THEATRE & REALTY CORPORATION

STATE OF NEW YORK	)
	)	ss.
COUNTY OF NEW YORK	)

LESTER POLLACK, being duly sworn, deposes and says that he is one of the persons described in and who executed the foregoing certificate, that he has read the same and knows the consents thereof, and that the statements contained therein are true.

/s/ LESTER POLLACK
LESTER POLLACK

Sworn to before me this 16th day of May, 1967.

/s/ Illegible

CERTIFICATE OF CHANGE

OF

LOEW’S CALIFORNIA THEATRES, INC.

Under Section 805-A of the

Business Corporation Law

Pursuant to the provisions of Section 805-A of the Business Corporation Law, the undersigned hereby certify:

FIRST: That the name of the corporation is Loew’s California Theatres Inc., formerly known as The International Vaudeville Company.

SECOND: That the Certificate of Incorporation of the corporation was filed by the Department of State, Albany, New York, on the 17th day of March 1906.

THIRD: That the change to the Certificate of Incorporation effected by this Certificate is as follows:

(a)	To change the post office address to which the Secretary of State shall mail a copy of any process against the corporation served upon him, so that such address shall hereafter be Loew’s California Theatres, Inc., c/o Corporate Secretary, Loews Corporation, 666 Fifth Avenue, New York, New York 10103.

FOURTH: That the change of the Certificate of Incorporation was authorized by the unanimous written consent of the Directors of the Corporation.

IN WITNESS, WHEREOF, we hereunto sign our names and affirm that the statements made herein are true under the penalties of perjury this 29th day of November 1982.

LOEW’S CALIFORNIA THEATRES, INC.

/s/ BARRY HIRSCH
Barry Hirsch
Vice President

/s/ GARY W. GARSON
Gary W. Garson
Assistant Secretary

F020322000339

CERTIFICATE OF AMENDMENT

OF THE CERTIFICATE OF INCORPORATION

OF

Loew’s California Theatres, Inc.

UNDER SECTION 805 OF THE BUSINESS CORPORATION LAW

1.	The name of the corporation is: Loew’s California Theatres Inc.

2.	The certificate of incorporation of said corporation was filed by the Department of State on March 17, 1906, under the name The International Vaudeville Company.

3.	The certificate of incorporation is amended so that Article Three is amended by adding the following sentence:

“In accordance with Section 1123(a)(6) of the Bankruptcy Code, this corporation shall not issue non-voting equity securities prior to March 21, 2003.”

4.	Shareholder approval was not required. In accordance with Section 808 of the New York Business Corporation Law, this Amendment to the Certificate of Incorporation was made pursuant to a provision contained in an order by the United States Bankruptcy Court for the Southern District of New York having jurisdiction over a proceeding for the reorganization of this corporation in the matter of In re Loews Cineplex Entertainment Corporation et. al., case number 01-40392; confirmed and approved on March 1, 2002.

IN WITNESS WHEREOF, I hereunto sign my name and affirm that statements made herein are true under the penalties of perjury this 21 day of March, 2002.

Dated: March 21, 2002

Loews California Theatres, Inc.

By:	/s/ BRYAN BERNDT
Bryan Berndt
Vice President, signing pursuant to the Bankruptcy Court order and in accordance with section 808 of the NY Business Corporation Law.

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